Exhibit 10.1

INLAND AMERICAN BUSINESS MANAGER AND ADVISOR

2901 BUTTERFIELD ROAD

OAK BROOK, IL 60523

May 4, 2012

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Re:      Business Management Fees

Ladies and Gentlemen:

Reference is made to that certain First Amended and Restated Business Management Agreement, dated July 30, 2007 (the “Agreement”), by and between Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), and Inland American Business Manager & Advisor, Inc., an Illinois corporation (the “Business Manager”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

The Business Manager hereby states as follows:

1. Business Management Fees. Notwithstanding anything to the contrary contained in the Agreement, in the event that the Company incurs any fees, fines, assessments or other monetary penalties or other costs associated with the SEC Matter (defined below), excluding legal fees and any such fees and costs otherwise reimbursable under any insurance policy (collectively, the “Investigation Costs”), in connection with the investigation by the Securities and Exchange Commission captioned In the Matter of Inland American, Inc. (the “SEC Matter”), in a particular calendar quarter, the Business Manager, on behalf of itself and its respective successors and assigns, hereby agrees, to the fullest extent permitted by law, to reduce any or all of the Management Fee to which it is otherwise entitled under Section 8(a) of the Agreement for the applicable quarter (the “Permitted Fee”), in an aggregate amount equal to the Investigation Costs incurred by the Company in the applicable quarter; provided, however, that if the amount of the Investigation Costs incurred by the Company exceeds the amount of the Permitted Fee in any particular calendar quarter, the Business Manager shall continue to reduce Permitted Fees, in the manner described herein, in the immediately following calendar quarter or quarters until the aggregate amount of the reduced Permitted Fees is equal to the aggregate Investigation Costs. Nothing hereinabove, however, shall be construed to require Inland American Business Manager and Advisor, Inc. to reimburse the Company for costs relating to any personnel who may be involved in the SEC Matter.

2. Business Manager Costs. Notwithstanding anything to the contrary contained in the Agreement, the Business Manager, in addition to the above, hereby waives any right to reimbursement from the Company with respect to any legal fees or costs incurred by the Business Manager, the Sponsor or any Affiliates thereof in connection with the SEC Matter.

Please acknowledge receipt of this letter in the space indicated below.

Very truly yours,

BUSINESS MANAGER:

INLAND AMERICAN BUSINESS MANAGER & ADVISOR INC.

By:	/s/ Thomas McGuinness
Name:	Thomas McGuinness
Its:	President

Acknowledged as of the date first written above:

COMPANY:

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Jack Potts
Name:	Jack Potts
Its:	Treasurer and Principal Financial Officer

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